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                                                                     Exhibit 5.1

                     [Thompson Hine & Flory LLP Letterhead]




March 22, 1999



Student Loan Funding Riverfront LLC
One West Fourth Street, Suite 210
Cincinnati, Ohio  45202

Re: Student Loan Funding Riverfront LLC Registration Statement on Form S-3 (No. 333-64283)

Ladies and Gentlemen:

         We have acted as counsel to Student Loan Funding Riverfront LLC, a Delaware limited liability company (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Student Loan Asset-Backed Notes (the "Notes") to be issued from time to time by separate common law trusts established by the Company (each, an "Issuer"). Capitalized terms used but not defined herein shall have the definitions assigned to such terms in the Registration Statement. The Notes will be issued from time to time pursuant to Indentures to be entered into from time to time among the applicable Issuer, one or more Eligible Lender Trustees and an Indenture Trustee.

         In the course of rendering this opinion, our review has been limited solely to the following documents or certificates authenticated or certified to our satisfaction:

         (i)        the Registration Statement;

         (ii) the Certificate of Formation and Limited Liability Company Agreement of the Company;

         (iii) the form of Trust Agreement attached to the Registration Statement as Exhibit 3.3;

         (iv) the form of Indenture and form of Terms Supplement to the Indenture attached to the Registration Statement as Exhibits
                    4.1 and 4.2, respectively; and

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Student Loan Funding Riverfront LLC
March 22, 1999
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         (v)       such other documents as we deemed necessary and appropriate under the circumstances.

         In such examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (of parties other than the Company and the applicable Issuer) on original documents and the conformity to the original documents of all copies submitted to us. We have also assumed the due execution and delivery by and enforceability against the parties thereto (as to all parties other than the Company and the applicable Issuer) of all documents which we have examined where due execution and delivery or enforceability is a prerequisite to the effectiveness thereof. As to various facts material to our opinion, we have relied upon statements or certificates of officers and representatives of the Company.

         Based upon the foregoing examinations and assumptions and subject to the further assumptions, exceptions and qualifications set forth below, it is our opinion that:

         1. When the Notes have been validly authorized and executed by or on behalf of the applicable Issuer, issued and authenticated in accordance with the provisions of the applicable Indenture and issued, delivered to and paid for by the purchasers thereof in accordance with the provisions of the applicable underwriting agreement, the Notes will constitute valid and binding obligations of the applicable Issuer enforceable in accordance with their terms and entitled to the benefits of the applicable Indenture, except as follows:

                    (A) the enforceability of the Notes and the applicable Indenture may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws affecting creditors' rights generally, including court decisions interpreting such laws, statutes of limitations and personal jurisdiction;

                    (B) the enforceability of the Notes and the applicable Indenture and the availability of specific performance, injunctive relief and other forms of equitable relief are subject to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), commercial reasonableness and conscionability, under which a court might, among other things, decline to permit acceleration of indebtedness with respect to breach of a covenant deemed not material by the court, or to require a party thereto to act with reasonableness and good faith;


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Student Loan Funding Riverfront LLC
March 22, 1999
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                    (C) no opinion is expressed with respect to the
         enforceability of any provisions of the Notes or the applicable Indenture that purport to require payment or reimbursement of attorneys' fees or litigation expenses of another party.

         We are members of the Bar of the State of Ohio and we express no opinion as to matters covered by any laws other than those of the State of Ohio, the federal laws of the United States and the Limited Liability Company Act of the State of Delaware.

         This opinion is provided as a legal opinion only. No opinion may be inferred or implied beyond the matters expressly stated herein. This opinion speaks as of its date only and we disclaim any undertaking or obligation to advise you of changes that hereafter may come to our attention.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement constituting a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                                        Very truly yours,


                                        /s/ Thompson Hine & Flory LLP

PMS:RAS:DAN:PFH